Exhibit 10.12

Loan Agreement

Lender Toshio Ohshimo (The ”Lender”) and Borrower Link Bit Consulting Co.,Ltd.

(“The “Borrower”) entered into loan agreement with the following conditions as of today.

Article 1. (Loan Agreement)

The Lender agreed to advance the sum of JPY100,000,000 (the “Loan”) by way of loan to the Borrower by money transfer to the bank account specified by the Borrower and the Borrower received the amount today.

The Bank of Tokyo-Mitsubishi UFJ Ltd.

Kojimachi Branch

Saving A/C (Futsu Yokin) 4524647

Link Bit Consulting Co,Ltd.

Article 2. (Interest)

The Loan shall bear interest at the rate of 15% per annum.

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Article 3. (Repayment of Loan)

The interest shall be repayable by every 15th of month to the Lender by hand or money transfer to the bank account stated below by the Borrower.

The principal amount of the Loan shall be repayable to the Lender by hand or money transfer to the bank account stated below by December 15th, 2016 by the Borrower.

Article 4. (Forfeiture of Benefit of Time)

The occurrence of any of the following events by the Borrower shall forfeit the benefit of time without any notice from the Lender and the Borrower shall repay the principal amount together with accrued interest immediately.

1) If the Borrower is filed for provisional attachment, or filed for attachment, provisional disposition, auction, compulsory execution, disposition of failure to pay taxes against property that belongs to the Borrower.

2) If the Borrower is filed for bankruptcy, civil rehabilitation, reorganization, or special liquidation proceedings, or by other liabilities

3) If the notes or cheques drawn, endorsed or secured by the borrower became dishonored

4) If the Borrower changes his address without any notification to the Lender.

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Article 5. (Delinquency Charges)

If the Borrower failed to repay by the term stated in article 3 or forfeit the benefit of time, the Borrower shall pay the delinquency charge of 21.9% per annum to the principal balance until paid off.

Article 6.

Mr. Shuya Watanabe shall pay the loan to the Lender jointly and severally with the Borrower.

Each party hereto has executed this Loan Agreement with their seals, and the Lender shall retain the original and the Borrower and Mr.Watanabe to retain one copy each.

平成２８年6月１５日

甲（債権者）　住　所　千葉県市原市青葉台 3-3-3　A103
氏　名　大　下　敏　夫　　　　　印

乙（債務者）　所在地　東京都港区海岸一丁目16番1号
会社名　株式会社 Link Bit Consulting　実印
代表取締役　渡　邊　修　也

丙（連帯保証人）　住所　横浜市青葉区つつじが丘19-12
氏名　渡邊修也　実印